Exhibit 99.1
December 30, 2021

Dear Pacific Oak Strategic Opportunity REIT Stockholder:

You are receiving this letter and the enclosed Questions and Answers (“Q&A”) and Election Form in connection with the special dividend declared by the Board of Directors of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) on December 30, 2021, of $1.17 per share of common stock, par value $0.01 per share, of the Company. The special dividend is payable to the Company’s stockholders as of the close of business on December 30, 2021 (the “Record Date”). The special dividend is payable in the form of either (1) cash or (2) shares of the Company’s common stock, at the election of Company stockholders; provided that the aggregate amount of cash to be distributed by the Company will be limited to a maximum of 10% of the total special dividend (the “Maximum Cash Distribution”), with the remainder to be paid in shares of the Company’s common stock.

Specifically, if the total number of shares for which cash elections are made by Company stockholders (including Default Elections (defined below)) are in excess of the Maximum Cash Distribution, the payment of cash will be made on a pro rata basis to those stockholders, such that the aggregate amount paid in cash by the Company equals the Maximum Cash Distribution, and the remaining portion of the special dividend will be paid to these stockholders in the form of Company common stock. Because the aggregate amount of cash to be distributed by the Company is 10% of the total special dividend, the likely result of a cash election is the receipt of 10% cash and 90% shares of common stock, unless a significant number of stockholders elect to receive the special dividend as 100% stock. In no event will any stockholder electing cash receive less than 10% of the stockholder’s special dividend in cash.

If you elect to receive 100% of your special dividend in the form of the Company’s common stock, you will only receive shares of Company common stock.

If you do not make a timely and proper election, your special dividend election will be set to the default election of cash (the “Default Election”) as set by the Company, subject to the Maximum Cash Distribution not having been exceeded. Because the aggregate amount of cash to be distributed by the Company is 10% of the total special dividend, the likely result of the default election is the receipt of 10% cash and 90% shares of common stock, unless a significant number of stockholders elect to receive the special dividend as 100% stock.

The payment of the special dividend will be made in January 2022. The special dividend payment, including both cash and stock portions, is expected to generally be taxed as a capital gain distribution to stockholders. The tax due on such dividend may exceed the amount of cash, if any, distributed to you as part of the special dividend. Stockholders are advised to consult their tax advisors regarding the tax consequences of the special dividend in light of his or her particular investment or tax circumstances.
The aggregate amount of cash paid by the Company pursuant to the special dividend and the actual number of shares of common stock issued pursuant to the special dividend will depend upon the number of stockholders electing cash or stock and whether the Maximum Cash Distribution is met. The number of shares issued will be calculated based upon the estimated value per share of the Company’s common stock determined within two weeks of payment (which the Company expects will equal the estimated value per share of the Company’s common stock determined by the Board of Directors on December 2, 2021, less the per share special distribution of $1.17).

You are receiving these materials because you owned shares of common stock of the Company as of the Record Date. This letter, together with the enclosed Q&A, discusses the material elements of the special dividend, including your right to elect to receive your special dividend in the form of cash or stock (subject to the limitations discussed herein, in the Q&A and in the Election Form). Before making your election, you should carefully consider the information herein, as well as the enclosed Q&A. Additionally, you are encouraged to review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 15, 2021 and the Form 8-K disclosing the December 2, 2021 estimated value per share, filed with the SEC on December 8, 2021.

In order to make your election, please complete the enclosed Election Form in accordance with the enclosed instructions. The Election Deadline is midnight, Pacific Time on January 17, 2022. If you do not make an election or if you make an ineffective election for any shares of Company stock held by you, your special dividend election will be set to the Default Election.

You are encouraged to read carefully the enclosed documents, including the Q&A and the Election Form. If after reading these documents, you are uncertain about what to do, you are encouraged to consult with a financial professional to help you make your final decision. In addition, if you have questions about the Election Form or if you need additional copies, please email the Company at info@pacificoakcmg.com.

Pacific Oak Strategic Opportunity REIT, Inc.:

Michael A. Bender Chief Financial Officer

QUESTIONS AND ANSWERS

The following are common questions and answers related to the Special Dividend declared by Pacific Oak Strategic Opportunity REIT, Inc.’s (the “Company” or “we” or “us”) Board of Directors.

Why is the Special Dividend being made and when will the Special Dividend be paid?

The Special Dividend is being made in connection with a deemed sale of land to a taxable REIT subsidiary, which we expect to trigger a significant amount of capital gain in 2021.

In order to ensure that the Company maintains its status as a real estate investment trust (“REIT”), the Company must distribute at least 90% of its “real estate investment trust taxable income” each year as well as distribute all of its “real estate investment trust taxable income” and “net capital gain” in order to avoid corporate level tax.

The Special Dividend will be declared in December 2021 and the payment of the Special Dividend will be made in January 2022. The Special Dividend payment, including both cash and stock portions, is expected to generally be taxed as a capital gain distribution to stockholders. The tax due on such dividend may exceed the amount of cash, if any, distributed to you as part of the Special Dividend. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Special Dividend in light of his or her particular investment or tax circumstances.

Who is entitled to a Special Dividend?

Owners of shares of Company common stock as of the close of business on December 30, 2021 (the “Record Date”) are entitled to receive the Special Dividend. Shares redeemed on December 30, 2021 will be redeemed prior to the close of business and therefore the Special Dividend will not be paid with respect to such shares.

What election am I being asked to make?

You are being asked to elect to receive your Special Dividend in the form of either: (1) cash or (2) shares of common stock; provided that the aggregate amount of cash to be distributed by the Company will be limited to a maximum of 10% of the total Special Dividend (the “Maximum Cash Distribution”), with the remainder to be paid in shares of the Company’s common stock.

What happens if I do not submit the Election Form by the deadline or I do not fill out the Election Form or other required paperwork properly?

If you do not make a timely and proper election, your Special Dividend election will be set to the default election of cash (the “Default Election”) as set by the Company, subject to the Maximum Cash Distribution not having been exceeded. Because the aggregate amount of cash to be distributed by the Company is 10% of the total Special Dividend, the likely result of the Default Election is the receipt of 10% cash and 90% shares of common stock, unless a significant number of stockholders elect to receive the Special Dividend as 100% stock.

What happens if Company stockholders elect to receive a total amount of cash in excess of the Maximum Cash Distribution?

If you elect cash: If the total number of shares for which cash elections are made by Company stockholders (including Default Elections) are in excess of the Maximum Cash Distribution, the payment of cash will be made on a pro rata basis to those stockholders, such that the aggregate amount paid in cash by the Company equals the Maximum Cash Distribution, and the remaining portion of the Special Dividend will be paid to these stockholders in the form of Company common stock.

Because the aggregate amount of cash to be distributed by the Company is 10% of the total Special Dividend, the likely result of a cash election is the receipt of 10% cash and 90% shares of common stock, unless a significant number of stockholders elect to receive the Special Dividend as 100% stock. In no event will any stockholder electing cash receive less than 10% of the stockholder’s Special Dividend in cash.

If you elect shares: If you elect to receive 100% of your Special Dividend in the form of the Company’s common stock, you will only receive shares of Company common stock.

If you fail to make a timely election or if you do not properly follow the instructions for making an effective election: If you do not make a timely and proper election, your Special Dividend election will be set to the Default Election (defined above).

Is there a limit on the number of shares I can receive in the Special Dividend?

Yes. If you are subject to withholding taxes in excess of the cash otherwise distributable to you, your Special Dividend will be adjusted to ensure the applicable withholding tax will be paid.

Who will calculate the number of shares to be distributed in the Special Dividend?

The Company’s transfer agent, DST Systems, Inc., will calculate the number of shares to be distributed in the Special Dividend.

How do I make an election with respect to the Special Dividend?

You should refer to the Election Form for a complete set of instructions.

When completed, sign and date the Election Form indicating how you elect to receive your Special Dividend and submit it to the Company (via overnight delivery, fax or email). By signing the Election Form, you confirm that you have complied with all the requirements as stated in the instructions.

What is the deadline for completing the Election Form and submitting it to the Company?

A properly completed and signed Election Form must be returned to the Company by the Election Deadline. The Election Deadline is midnight, Pacific Time, on January 17, 2021.
Am I guaranteed to receive the form of Special Dividend I ask for?

No. See “What happens if Company stockholders elect to receive a total amount of cash in excess of the Maximum Cash Distribution?” and “Is there a limit on the number of shares I can receive in the Special Dividend?” above.

Can I change my election?

Yes. You may change your election by making a new election by delivering a new, properly completed Election Form (via overnight delivery, fax or email) bearing a later date than your previously submitted Election Form to the Company by the Election Deadline.

How and where should I send my Election Form?

You are responsible for delivering your Election Form to the Company. The method of delivery is at your option and risk and you may transmit your election instructions by overnight delivery, fax or email. The Company recommends that you use email. Please be sure to allow ample time for delivery if you choose to return your Election Form by overnight delivery. Delivery will be deemed effective only when received. If you have any questions regarding the procedure for submitting your Election Form, email the Company at info@pacificoakcmg.com.

1. The Election Form may be sent by overnight delivery to the Company:

By Overnight Delivery: Pacific Oak Strategic Opportunity REIT, Inc. 3200 Park Center Drive, Suite 800 Costa Mesa, CA 92626

2. The Election Form may be faxed to the Company:

By Fax: (949) 504-8752

3. The Election Form may be emailed to the Company:

By Email: info@pacificoakcmg.com

What if I have separate accounts?

You will receive and must complete a separate Election Form for each account that you have.

What if my shares are held through a custodial account?

Special Dividend elections by custodial held accounts require the custodian’s approval as well as that of the beneficial owner.

Will I receive a physical certificate for any shares of Company common stock issued to me in the Special Dividend?

No. All shares of Company common stock that are issued in the Special Dividend will be issued to stockholders without certificates.

How will any cash due to me in the Special Dividend be delivered to me?

If any cash is due to you, you will receive cash in accordance with your cash distribution payment instructions on file with the Company’s transfer agent (which will be your address of record if you are a participant in the dividend reinvestment plan). Notwithstanding the foregoing, for custodial held accounts, cash distributions will be paid directly to the custodian.

Could my election affect my percentage ownership of the Company?

If you elect to receive the Special Dividend in cash, your relative percentage ownership in the Company’s outstanding common stock will decrease compared to stockholders who elect to receive the Special Dividend in shares of common stock. Conversely, if you elect to receive the Special Dividend in stock, your relative percentage ownership in the Company’s outstanding common stock will increase compared to stockholders who elect to receive the Special Dividend in cash. As a result, the Company cannot determine the extent to which a stockholder’s percentage ownership may change in connection with its election.

Will the Company’s Dividend Reinvestment Plan apply to the Special Dividend?

No. Our Board of Directors has designated the Special Dividend as ineligible for reinvestment through our Dividend Reinvestment Plan. Consequently, if you seek to receive shares of Company common stock in connection with the Special Dividend, you must make an election to receive shares of Company common stock even if you are a participant in the Company’s Dividend Reinvestment Plan.

Unless you change your current Dividend Reinvestment Plan election by completing and submitting an Account Update Form, future distributions will be paid pursuant to your current Dividend Reinvestment Plan election.

What are the material U.S. federal income tax consequences of the Special Dividend?

A stockholder receiving the Special Dividend will be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of cash that would have been received if the stockholder had elected to receive, and actually did receive, all cash without regard to the Maximum Cash Distribution. The Special Dividend will be declared in December 2021 and paid in January 2022 and treated for federal income tax purposes as made in 2021. A stockholder that receives any shares of common stock pursuant to the Special Dividend will generally have a tax basis in such stock equal to the amount such stockholder is treated as having received in the Special Dividend minus the amount of cash actually received. The holding period in such common stock will begin on the day following the payment date of the Special Dividend. The amount distributed to a stockholder will be treated as a dividend for U.S. federal income tax purposes to the extent such amount is paid out of our available earnings and profits (“E&P”). It is expected that the Special Dividend will generally be taxed as a capital gain dividend. The tax due on such dividend may exceed the amount of cash, if any, distributed to you as part of the Special Dividend. To the extent the distribution to a stockholder exceeds our available E&P, such excess will generally represent a return of capital and will not be taxable to a stockholder to the extent that it does not exceed the adjusted basis of the stockholder’s stock in respect of which the distribution was made, but rather, will reduce the adjusted basis of that stock. To the extent that such excess distribution exceeds the adjusted basis of a stockholder’s stock, that excess is treated as capital gain income

WE ADVISE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE SPECIAL DIVIDEND IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

What if I lose my Election Form or need an additional one?

You should email the Company at info@pacificoakcmg.com to request a duplicate Election Form. Keep in mind that the Company must receive any Election Form changes by the Election Deadline.